EXHIBIT 99.1

3D Systems Earns 23 Cents Per Share for Third Quarter

Record Third Quarter Revenue and Improved Gross Profit Margin

ROCK HILL, S.C., Oct. 28, 2010 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC) announced today that it earned 23 cents per share during the third quarter on a 50% revenue increase and a 90 basis point gross profit margin expansion compared to the third quarter of 2009.

The company generated $18.5 million of cash from operations during the first nine months of 2010. After using $10.3 million to fund strategic investing activities, the company ended with $33.8 million of available cash compared to $24.9 million at December 31, 2009.

"Our improved performance and record third quarter results are closing in on our long term operating model," said Abe Reichental, 3D Systems' President and Chief Executive Officer.

The table below summarizes the company's key financial results.

($ in millions)	Third Quarter			First Nine Months
			%			%
			Change			Change
			Favorable			Favorable
Operating Highlights	2010	2009	(Unfavorable)	2010	2009	(Unfavorable)
Revenue	$41.5	$27.7	50%	$108.30	$76.4	42%
Gross profit	$18.8	$12.3		$49.1	$33.6
% of revenue	45%	45%	53%	45%	44%	46%
Operating expenses	$13.7	$11.2		$37.9	$35.0
% of revenue	33%	41%	(22%)	35%	46%	(8%)
Operating income (loss)	$5.2	$1.1	373%	$11.2	($1.4)	NM
Net income (loss)	$5.4	$0.9	495%	$10.1	($2.5)	NM
Diluted earnings (loss) per share	$0.23	$0.04	475%	$0.43	($0.11)	NM
Available cash	$33.8	$24.0	41%	$33.8	$24.0	41%
Depreciation & amortization	$1.9	$1.3		$5.4	$4.3
% of revenue	5%	5%	(46%)	5%	6%	(23%)
**Percents are rounded to nearest whole number
NM: Not meaningful

Systems revenue increased by $7.7 million compared to the 2009 quarter and by $16.4 million for the first nine months of 2010 driven by strong demand for the company's production systems.  3D Printers quarterly revenue grew by 74% over the 2009 quarter and 23% sequentially. Materials sales increased $1.1 million and $6.4 million over the third quarter and first nine months of 2009.  Healthcare solutions third quarter revenue increased 33% sequentially and sales from service activities including 3Dproparts grew to $12.8 million for the quarter.

"We are very pleased with our results and believe that our focus on delivering value through 3D parts, printers and production systems is providing significant value to our customers and stockholders," concluded Reichental.

Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss its operating results for the third quarter of 2010 on Thursday, October 28, 2010 at 11:30 a.m., Eastern Time.

  To access this Conference Call, dial 1-(888) 626-7452 from in the U.S. or (201) 604-5102 from outside the U.S.
  To access the audio webcast, log onto 3D Systems' Web site at www.3dsystems.com/ir. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation. The webcast will be available for replay beginning approximately three hours after completion of the call at: www.3dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing systems and parts solutions. Its expertly integrated solutions reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: our customers Create With Confidence.

More information on the company is available at www.3DSystems.com, www.Printin3D.com, www.3Dproparts.com, www.toptobottomdental.com, www.dpt-fast.com, www.bitsfrombytes.com, www.mqast.com, blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Operations
Quarters and Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2010	2009	2010	2009

Revenue:
Products	$ 28,742	$ 19,948	$ 75,783	$ 53,021
Services	12,761	7,719	32,490	23,382
Total revenue	41,503	27,667	108,273	76,403

Cost of sales:
Products	14,765	11,309	38,381	28,689
Services	7,910	4,039	20,787	14,086
Total cost of sales	22,675	15,348	59,168	42,775

Gross profit	18,828	12,319	49,105	33,628

Operating expenses:
Selling, general and administrative	10,960	8,362	29,894	26,368
Research and development	2,708	2,865	7,979	8,618
Total operating expenses	13,668	11,227	37,873	34,986

Operating income (loss)	5,160	1,092	11,232	(1,358)

Interest and other income (expense), net	492	(59)	(342)	(546)

Income (loss) before provision for income taxes	5,652	1,033	10,890	(1,904)
Provision for income taxes	284	106	767	566

Net income (loss)	5,368	927	10,123	(2,470)
Net income attributable to noncontrolling interest	--	25	--	29
Net income (loss) attributable to 3D Systems	$ 5,368	$ 902	$ 10,123	$ (2,499)

Shares used to calculate diluted earnings (loss) per share	23,441	22,694	23,302	22,504
Diluted earnings (loss) per share (1)	$ 0.23	$ 0.04	$ 0.43	$ (0.11)

(1) See Schedule 1 for the calculation of basic and diluted earnings (loss) per share.

3D SYSTEMS CORPORATION
Condensed Consolidated Balance Sheets
September 30, 2010 and December 31, 2009
(Unaudited)
	September 30,	December 31,
(in thousands)	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$ 33,811	$ 24,913
Accounts receivable, net	26,620	23,759
Inventories, net	20,750	18,378
Prepaid expenses and other current assets	1,684	2,415
Deferred income tax assets	405	634
Restricted cash	54	54
Total current assets	83,324	70,153

Property and equipment, net	26,796	24,789
Other intangible assets, net	7,852	3,634
Goodwill	49,961	48,730
Other assets, net	2,916	3,097
Total assets	$ 170,849	$ 150,403

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 226	$ 213
Accounts payable	13,998	12,994
Accrued and other liabilities	12,615	11,114
Customer deposits	2,601	627
Deferred revenue	8,792	8,487
Total current liabilities	38,232	33,435

Long-term portion of capitalized lease obligations	8,084	8,254
Other liabilities	3,928	3,944
Total liabilities	50,244	45,633

Commitments and contingencies	--	--
3D Systems stockholders' equity:
Preferred stock, authorized 5,000 shares, none issued	--	--
Common stock, authorized 60,000 shares, issued and outstanding 23,261 (2010) and 22,774 shares (2009)	23	23
Additional paid-in capital	182,936	177,682
Treasury stock, at cost; 95 shares (2010) and 74 shares (2009)	(154)	(134)
Accumulated deficit	(67,368)	(77,491)
Accumulated other comprehensive income	5,168	4,617
Total 3D Systems stockholders' equity	120,605	104,697
Noncontrolling interest	--	73
Total equity	120,605	104,770
Total liabilities and equity	$ 170,849	$ 150,403

3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2010	2009

Cash flows from operating activities:
Net income (loss)	$ 10,123	$ (2,470)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	212	153
Depreciation and amortization	5,355	4,341
Provision (benefit) for bad debts	(118)	941
Stock-based compensation	1,057	936
Loss on the disposition of property and equipment	49	151
Changes in operating accounts:
Accounts receivable	(155)	5,316
Inventories	(2,160)	744
Prepaid expenses and other current assets	920	(468)
Accounts payable	(1,308)	(4,367)
Accrued liabilities	1,892	(1,041)
Customer deposits	1,973	(116)
Deferred revenue	317	(2,180)
Other operating assets and liabilities	315	295
Net cash provided by operating activities	18,472	2,235

Cash flows used in investing activities:
Purchases of property and equipment	(1,019)	(634)
Additions to license and patent costs	(243)	(149)
Proceeds from disposition of property and equipment	6	34
Acquisition of businesses, net of cash acquired	(9,086)	--
Net cash used in investing activities	(10,342)	(749)

Cash flows provided by financing activities:
Restricted stock proceeds and stock options	262	242
Repayment of long-term debt	(159)	(145)
Repayment of short-term borrowings	--	(3,085)
Restricted cash	--	3,216
Net cash provided by financing activities	103	228

Effect of exchange rate changes on cash	665	103
Net increase in cash and cash equivalents	8,898	1,817

Cash and cash equivalents at the beginning of the period	24,913	22,164
Cash and cash equivalents at the end of the period	$ 33,811	$ 23,981

Supplemental Cash Flow Information:
Interest payments	$ 442	$ 474
Income tax payments (receipts)	274	(208)
Non-cash items:
Transfer of equipment from inventory to property and equipment, net	1,419	461
Transfer of equipment to inventory from property and equipment, net	392	341
Issuance of stock for acquisition of businesses	3,915	--

3D SYSTEMS CORPORATION
Schedule 1
(Unaudited)

Following is a reconciliation of the numerator and denominator of the basic and diluted net earnings (loss) per share computations:

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2010	2009	2010	2009

Basic and diluted earnings (loss) per share:
Basic earnings (loss) per share:
Numerator:
Net income (loss)	$ 5,368	$ 902	$ 10,123	$ (2,499)

Denominator:
Weighted average common shares outstanding	23,147	22,627	23,010	22,504

Basic earnings (loss) per share	$ 0.23	$ 0.04	$ 0.44	$ (0.11)

Diluted earnings (loss) per share:
Numerator:
Net income (loss)	$ 5,368	$ 902	$ 10,123	$ (2,499)

Denominator:
Weighted average common shares outstanding	23,147	22,627	23,010	22,504
Effect of dilutive securities:
Stock options and restricted stock awards	294	67	292	--

Diluted weighted average shares outstanding	23,441	22,694	23,302	22,504

Diluted earnings (loss) per share	$ 0.23	$ 0.04	$ 0.43	$ (0.11)
CONTACT:  3D Systems Corporation
          Investor Contact:
          Stacey Witten
            803-326-4010
            WittenS@3dsystems.com
          Media Contact:
          Katharina Hayes
            803-326-3941
            HayesK@3dsystems.com